                                                                    EXHIBIT 3.12

================================================================================


                       PREFERRED STOCK PURCHASE AGREEMENT

                         Dated as of September 30, 1997

                                    between

                           RAMSAY HEALTH CARE, INC.,
                                   as Issuer

                                      and

                       PAUL RAMSAY HOLDINGS PTY. LIMITED
                                  as Purchaser

================================================================================

                               TABLE OF CONTENTS
                               -----------------


ARTICLE 1 AUTHORIZATION OF PREFERRED STOCK;
  SALE AND PURCHASE OF PREFERRED STOCK                                       1
     SECTION 1.01   Authorization of Preferred Stock........................ 1
     SECTION 1.02   Sale and Purchase of Preferred Stock.................... 1
     SECTION 1.03   Use of Proceeds......................................... 2
     SECTION 1.04   Investment Representations.............................. 2

ARTICLE 2 CONDITIONS TO CLOSING............................................. 2

ARTICLE 3 REPRESENTATIONS AND WARRANTIES.................................... 3
     SECTION 3.01   Corporate Existence; Compliance with Law................ 3
     SECTION 3.02   Corporate Power; Authorization; Enforceable Obligations. 3
     SECTION 3.03   Financial Statements.................................... 4
     SECTION 3.04   Material Adverse Effect................................. 4
     SECTION 3.05   Authorized and Outstanding Shares of Capital Stock...... 4
     SECTION 3.06   Authorization and Issuance of Securities................ 4
     SECTION 3.07   Securities Laws......................................... 4

ARTICLE 4 REGISTRATION; TRANSFER; EXCHANGE;
  REPLACEMENT OF CERTIFICATES............................................... 5
     SECTION 4.01   Register for Series 1997-A Preferred Stock.............. 5
     SECTION 4.02   Transfers............................................... 5
     SECTION 4.03   Transfer and Exchange of Series 1997-A Preferred Stock.. 5
     SECTION 4.04   Replacement of Certificates............................. 5

ARTICLE 5 MISCELLANEOUS..................................................... 6
     SECTION 5.01   Complete Agreement...................................... 6
     SECTION 5.02   Amendments and Waivers.................................. 6
     SECTION 5.03   Fees and Expenses; Taxes................................ 6
     SECTION 5.04   No Waiver............................................... 6
     SECTION 5.05   Severability............................................ 6
     SECTION 5.06   Notices................................................. 7
     SECTION 5.07   Section Titles.......................................... 8
     SECTION 5.08   Counterparts............................................ 8
     SECTION 5.09   Term.................................................... 8
     SECTION 5.10   Indemnification......................................... 8
     SECTION 5.11   Successors and Assigns.................................. 8

     THIS PREFERRED STOCK PURCHASE AGREEMENT ("Agreement") is entered into as of
                                               ---------
September 30, 1997, by and between RAMSAY HEALTH CARE, INC., a Delaware corporation (the "Company"), and PAUL RAMSAY HOLDINGS PTY. LIMITED, an
                  -------
Australian corporation ("Purchaser"), for the benefit of Purchaser and each
                         ---------
other Person (as hereinafter defined) that may hereafter become holder of shares of Series 1997-A Preferred Stock (as hereinafter defined) in accordance with
Article 4 below (Purchaser and any such holder, individually a "Holder", and
---------
collectively the "Holders").


                                    RECITALS
                                    --------

     A. The Company desires to issue shares of its Class B Preferred Stock, $1.00 par value (the "Class B Preferred Stock"), having an aggregate stated value of $4,000,000, all on the terms and subject to the conditions contained herein;

     B. Purchaser is willing, on the terms and conditions set forth herein, to purchase such Class B Preferred Stock on the date hereof; and

     C. The proceeds of the purchase of such Class B Preferred Stock will be used in the manner described in Section 1.03 below.
                                ------------


                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:


                                    ARTICLE 1
                       AUTHORIZATION OF PREFERRED STOCK;
                      SALE AND PURCHASE OF PREFERRED STOCK
                      ------------------------------------

     SECTION 1.1  Authorization of Preferred Stock.  The Company has duly
                  --------------------------------
authorized and designated 4,000 shares of Class B Preferred Stock of the Company, $1.00 par value per share, as Class B Preferred Stock, Series 1997-A (the "Series 1997-A Preferred Stock"), pursuant to a Certificate of Designations
      -----------------------------
in the form attached as Exhibit A hereto filed with the Secretary of State of
                        ---------
Delaware on September 30, 1997 (the "Certificate of Designations").
                                     ---------------------------

     SECTION 1.2  Sale and Purchase of Preferred Stock.
                  ------------------------------------

          (1) The Company agrees to sell to Purchaser and, on the terms and subject to the conditions of this Agreement, Purchaser agrees to purchase from the Company, all of the Series 1997-A Preferred Stock, at a purchase price of $4,000,000.

          (2) The sale and purchase of the Series 1997-A Preferred Stock (the "Closing") will occur at the offices of King & Spalding, 191 Peachtree Street,
--------
Atlanta, Georgia 30303 at 10:00

A.M., on September 30, 1997 (the "Closing Date"). At the Closing, the Company shall deliver to Purchaser one or more certificates evidencing the 4,000 shares of Series 1997-A Preferred Stock, as requested by Purchaser, against delivery by Purchaser to the Company of funds in the amount of $4,000,000 (including by offset against amounts owed by the Company to the Purchaser and/or its affiliates in respect of (i) $250,000 principal amount of indebtedness owed to a corporate affiliate of the Purchaser by Ramsay Managed Care, Inc., a wholly owned subsidiary of the Company, (ii) accrued and unpaid interest and net commitment fees (as of the date hereof) of $354,582 in respect of all such indebtedness and (iii) accrued and unpaid dividends (as of the date hereof) of $611,083 in respect of Class B Preferred Stock, Series C of the Company and Class B Preferred Stock, Series 1996 of the Company held by the Purchaser and a corporate affiliate thereof).

     SECTION 1.3 Use of Proceeds.  The proceeds from the sale of the Series
                 ---------------
1997-A Preferred Stock shall be used by the Company for the Company's working capital and other corporate purposes.

     SECTION 1.4 Investment Representations.  Purchaser and, by its purchase of
                 --------------------------
any Series 1997-A Preferred Stock hereafter, each Holder represents and warrants that:

          (1) it is an "accredited investor," as that term is defined in Regulation D under the Securities Act of 1933 as amended (the "Securities Act"), and has such knowledge, skill, sophistication and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of the purchase of Series 1997-A Preferred Stock from the Company and the suitability thereof for Purchaser;

          (2) it is acquiring Series 1997-A Preferred Stock for its own account, for investment purposes and not with a view to the distribution thereof; provided, however, that the foregoing representation and warranty shall not be
--------  -------
construed as imposing any limitation on Purchaser's or any other Holder's right to transfer any Series 1997-A Preferred Stock that is not otherwise expressly set forth in this Agreement or required under applicable law; and

          (3) it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Series 1997-A Preferred Stock (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of the Series 1997-A Preferred Stock), except in compliance with the Securities Act.


                                    ARTICLE 2
                             CONDITIONS TO CLOSING
                             ---------------------

     The obligations of Purchaser to purchase the Series 1997-A Preferred Stock on the Closing Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Article 2:
                                                   ---------

          (4) This Agreement; Preferred Stock Agreement.  This Agreement or
              -----------------------------------------
counterparts hereof shall have been duly executed by, and delivered to, the Company and Purchaser; and Purchaser shall reasonably have received such documents, instruments and agreements as Purchaser shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance reasonably satisfactory to Purchaser.

          (5) Approvals.  Purchaser shall have received reasonably satisfactory
              ---------
evidence that the Company has obtained all required consents and approvals of all Persons, including all requisite governmental authorities, to the execution, delivery and performance of this Agreement. For purposes of this Agreement, "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

          (6) Representations and Warranties True and Correct.  No
              -----------------------------------------------
representation or warranty by the Company in this Agreement shall be untrue or incorrect.


                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     To induce Purchaser to enter into this Agreement, the Company represents and warrants to Purchaser that, as of the Closing Date:

     SECTION 1.5 Corporate Existence; Compliance with Law.  The Company and
                 ----------------------------------------
each of its Subsidiaries: (a) is a corporation duly organized or, in the case of certain of its Subsidiaries, a partnership or a limited liability company duly formed; (b) is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation; (c) is duly qualified to do business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification except where a failure to be so qualified and in good standing would not have a material adverse effect on the business, financial condition or operations of the Company, as a whole (a "Material Adverse Effect"); (d) has the requisite corporate, partnership or limited liability company power and authority, as the case may be, and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; and (e) is in compliance with its articles or certificate of incorporation and bylaws, its partnership agreement or limited liability company operating agreement, as the case may be.

     SECTION 3.1  Corporate Power; Authorization; Enforceable Obligations.  The
                  -------------------------------------------------------
execution, delivery and performance by the Company of this Agreement and the issuance to Purchaser of the Series 1997-A Preferred Stock: (a) are within the Company's corporate power; (b) have been duly authorized by all necessary corporate and shareholder action; (c) are not in contravention of any provision of the Company's certificate of incorporation or bylaws or other organizational documents;

(d) do not violate any law or regulation, or any order or decree of any governmental authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary or any of their respective property is bound; (f) do not result in the creation or imposition of any lien or encumbrance upon any of the property of the Company or any of its Subsidiaries; and (g) do not require the consent or approval of any governmental authority or any other person, except those consents and approvals referred to in paragraph
(b) of Article 2, all of which will have been duly obtained, made or complied
       ---------
with prior to the Closing Date and which are in full force and effect. At or prior to the Closing Date, this Agreement shall have been duly executed and delivered for the benefit of or on behalf of the Company and each shall then constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditor's rights and remedies in general.

     SECTION 1.6  Financial Statements.  The Company has made available to
                  --------------------
Purchaser the financial statements identified in Schedule 3.03 (the "Financial
                                                 -------------
Statements").

     SECTION 1.7  Material Adverse Effect.  Since June 30, 1997, no event has
                  -----------------------
occurred and is continuing that has had a Material Adverse Effect.

     SECTION 1.8  Authorized and Outstanding Shares of Capital Stock.  After
                  --------------------------------------------------
giving effect to the Closing and the issuance of the Series 1997-A Preferred Stock pursuant to this Agreement and the issuing of the Class B Preferred Stock Series 1997 Preferred Stock, as of the Closing Date the authorized capital stock of the Company consists of 21,800,000 shares, of which (a) 20,000,000 shares consist of common stock, $.01 par value per share, of the Company, 10,586,122 of which are issued and outstanding; (b) 800,000 shares consist of Class A Preferred Stock, par value $1.00 per share, none of which are issued and outstanding; and (c) 1,000,000 shares consist of Class B Preferred Stock, par value $1.00 per share ("Class B Preferred Stock"), 152,231 shares of which have
                        -----------------------
been authorized and designated as "Series C," 142,486 of which are issued and outstanding; 100,000 shares of which have been authorized and designated as "Series 1996," all of which are issued and outstanding; 100,000 shares of which have been authorized and designated as "Series 1997 Preferred Stock," all of which are issued and outstanding; and 4,000 shares of which have been authorized and designated as "Series 1997-A," all of which are issued and outstanding.

     SECTION 1.9  Authorization and Issuance of Securities.  The issuance of the
                  ----------------------------------------
Series 1997-A Preferred Stock has been duly authorized and, upon delivery to Purchaser of certificate(s) therefor against payment in accordance with the terms hereof, the Series 1997-A Preferred Stock will have been validly issued and fully paid and non-assessable, free and clear of all liens and encumbrances created by or through the Company and all preemptive rights.

     SECTION 1.10 Securities Laws.  In reliance on the investment
                  ---------------
representations contained in Section 1.04, the offer, issuance, sale and
                             ------------
delivery of the Series 1997-A Preferred Stock, as provided in this Agreement and will be exempt from the registration requirements of the Securities Act and all applicable state securities laws.


                                    ARTICLE 4
                       REGISTRATION; TRANSFER; EXCHANGE;
                       ---------------------------------
                          REPLACEMENT OF CERTIFICATES
                          ---------------------------

     SECTION 1.11 Register for Series 1997-A Preferred Stock.  The Company shall
                  ------------------------------------------
keep at its principal executive office a register for the registration of transfers of Series 1997-A Preferred Stock. The name and address of each Holder, each transfer thereof and the name and address of each transferee of one or more certificates evidencing Series 1997-A Preferred Stock shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Series 1997-A Preferred Stock shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any Holder, promptly upon request therefor, a complete and correct copy of the names and addresses of all Holders.

     SECTION 1.12 Transfers.  Subject to compliance with applicable securities
                  ---------
laws the Holders may transfer all or any portion of the Series 1997-A Preferred Stock held by them at any time to any Person.

     SECTION 1.13 Transfer and Exchange of Series 1997-A Preferred Stock. Upon
                  ------------------------------------------------------
surrender of any certificate evidencing Series 1997-A Preferred Stock at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder or his attorney duly authorized in writing and accompanied by
(i) the address for notices of each transferee of such certificate, (ii) evidence of the payment of any applicable transfer taxes, and (iii) an executed agreement from the transferee in favor of the Company, making the representations and warranties set forth in Section 1.04 and agreeing to be
                                            ------------
bound by the terms and conditions of this Agreement), the Company shall execute and deliver, at its expense, one or more new certificates (as requested by the registered Holder thereof) in exchange therefor, in an aggregate number of shares equal to those evidenced by the surrendered certificate.

     SECTION 1.14 Replacement of Certificates.  Upon receipt by the Company of
                  ---------------------------
written notice from any Holder of the loss, theft, destruction or mutilation of any certificate evidencing Series 1997-A Preferred Stock held by such Holder and
(a) in the case of loss, theft or destruction, of security reasonably satisfactory to the Company (or, in the case of Purchaser or any other Holder that is an institutional investor, an unsecured agreement of indemnity from such Holder), or (b) in the case of mutilation, upon surrender and cancellation thereof, the Company, at its own expense, shall execute and deliver, in lieu thereof, a new certificate in replacement of such lost, stolen, destroyed or mutilated certificate.

                                   ARTICLE 5
                                 MISCELLANEOUS
                                 -------------

     SECTION 1.15 Complete Agreement.  This Agreement constitutes the complete
                  ------------------
agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied) relating to a financing of substantially similar form, purpose or effect.

     SECTION 1.16 Amendments and Waivers.
                  ----------------------

          (1) No amendment, modification, termination or waiver of any provision of this Agreement or any consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company and at least 66-2/3% of the Holders (the "Required Holders") or, in the case of certain matters contemplated by the Certificate of Designations, as set forth therein.

          (2) Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 5.02 shall be binding upon each holder
                                 ------------
of Series 1997-A Preferred Stock at the time outstanding and each future holder of Series 1997-A Preferred Stock.

     SECTION 1.17 Fees and Expenses; Taxes.  The Company agrees to pay any
                  ------------------------
present or future transfer, intangible personal property, stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from the issuance, sale or delivery of the Series 1997-A Preferred Stock by the Company to Purchaser pursuant to this Agreement (including penalties, interest and expenses arising therefrom or with respect thereto).

     SECTION 1.18  No Waiver.  No failure on the part of any Holder, at any time
                   ---------
or times, to require strict performance by the Company of any provision of this Agreement shall waive, affect or diminish any right of the Holders thereafter to demand strict compliance and performance therewith. None of the undertakings, agreements, warranties, covenants and representations of the Company contained in this Agreement, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of each of the Required Holders, or as otherwise provided in the Certificate of Designations, as required by Section 5.02 above, and directed to the Company specifying such
               ------------
suspension or waiver.

     SECTION 1.19 Severability.  Wherever possible, each provision of this
                  ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     SECTION 1.20  Notices.  Except as otherwise provided herein, whenever it is
                   -------
provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another party, or whenever any of the parties desires to give or serve upon another party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) business days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section
                                                                      -------
5.06), (c) one (1) business day after deposit with a reputable overnight courier
----
with all charges prepaid, or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any person (other than the Company or a Holder) designated below to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     If to Purchaser, at:     154 Pacific Highway
                              St. Leonard NSW 2065
                              Australia
                              Attention: Director
                              Telecopy No: 011-612-94-333-460

     If to any other Holder:  At its last known address appearing on the books of the Company maintained
                              for such purpose in accordance with Section 4.01
                                                                  ------------

     If to the Company, at:   Ramsay Health Care, Inc.
                              Columbus Center
                              One Alhambra Plaza
                              Suite 750
                              Coral Gables, Florida 33134
                              Attention: Chief Financial Officer
                              Telecopy No.:  (305) 569-4647

     with a copy to:          Haythe &  Curley
                              237 Park Avenue
                              New York, New York 10017
                              Attention: Bradley P. Cost, Esq.
                              Telecopy No.:  (212) 682-0200

     SECTION 1.21  Section Titles.  The Section titles and Table of Contents
                   --------------
contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

     SECTION 1.22 Counterparts.  This Agreement may be executed in any number of
                  -------------
separate counterparts, each of which shall, collectively and separately, constitute one agreement.

     SECTION 1.23 Term.  This Agreement shall remain in full force and effect
                  ----
until all of the Series 1997-A Preferred Stock has been redeemed in full.

     SECTION 1.24 Indemnification.  The Company shall  indemnify and hold each
                  ---------------
Holder, their respective officers, directors, employees, attorneys, affiliates, successors and agents (each, an "Indemnified Person"), harmless from and against
                                 ------------------
any and all suits, actions, costs, fines, deficiencies, penalties, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigations or defense, including those incurred upon any appeal) (each, a "Claim") which may be
                                                    -----
instituted or asserted against or incurred by such Indemnified Person as the result of the consummation of the transactions contemplated under this Agreement or otherwise arising in connection with the transactions contemplated hereunder, regardless of whether the Indemnified Person is a party to such Claim; provided,
                                                                       --------
that the Company shall not be liable for any indemnification to such Indemnified Person with respect to any portion of any such Claim which results solely from such Indemnified Person's gross negligence, willful misconduct or breach of this Agreement as determined by a final judgment of a court of competent jurisdiction. NO HOLDER OR ANY OTHER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THE CONSUMMATION OF THE TRANSACTIONS UNDER THIS AGREEMENT OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 1.25 Successors and Assigns.  This Agreement shall be binding on
                  ----------------------
and shall inure to the benefit of the Company, the Holders and their respective successors and permitted assigns (including, in the case of the Company, a debtor-in-possession on behalf of the Company), except as otherwise provided herein or therein. Except in respect of a collateral assignment in favor of the Company's lenders, from time to time, the Company may not assign, delegate, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any this Agreement without the prior express written consent of the Required Holders. Any such purported assignment, transfer, hypothecation or other conveyance by the Company without such prior express written consent shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Company and the Holders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                    RAMSAY HEALTH CARE, INC.



                                    By:_________________________________
                                       Carol C. Lang
                                       Executive Vice President


                                    PAUL RAMSAY HOLDINGS PTY.
                                      LIMITED



                                    By:_________________________________
                                       Name:  Peter J. Evans
                                       Title:  Director

Accepted and agreed to

PAUL RAMSAY HOSPITALS
    PTY. LIMITED


By:________________________
   Name:  Peter J. Evans
   Title:  Director